Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-71108 and 33-32396 of Key Technology, Inc. on Form S-8 of our report dated November 3, 1999, appearing in the Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 1999.




DELOITTE & TOUCHE LLP

Portland, Oregon
December 14, 1999


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